Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

Cardiokine, Inc. and Subsidiaries
Years Ended December 31, 2009 and 2008
With Report of Independent Auditors

Cardiokine, Inc. and Subsidiaries

Consolidated Financial Statements

Years Ended December 31, 2009 and 2008

Report of Independent Auditors

The Board of Directors

Cardiokine, Inc.

We have audited the accompanying consolidated balance sheets of Cardiokine, Inc. and Subsidiaries (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cardiokine, Inc. and Subsidiaries at December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst and Young LLP

February 5, 2010

Cardiokine, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$20,595,998	$25,490,520
Short-term investments	14,170,135	738,106
Receivable from Partner	12,962,784	7,016,279
Prepaid expenses and other current assets	1,086,415	262,592
Deferred income taxes	835,855	—

Total current assets	49,651,187	33,507,497

Property and equipment, net	192,925	239,445
Other assets	—	45,891

Total assets	$49,844,112	$33,792,833

Liabilities, redeemable preferred stock, and stockholders’ deficit
Liabilities:
Notes payable	$—	$45,957
Accounts payable	3,268,710	2,754,950
Accrued expenses	13,036,760	7,337,533
Deferred revenue	7,317,074	7,317,073

Total current liabilities	23,622,544	17,455,513

Other liabilities	299,621	23,953
Deferred revenue, net of current portion	24,999,999	32,317,073

Series A redeemable convertible preferred stock, $.001 par value, 37,000,000 shares authorized, 37,000,000 shares issued and outstanding (liquidation preference of $42,920,000 at December 31, 2009)	42,860,614	39,855,457
Series B redeemable convertible preferred stock, $.001 par value, 60,000,000 shares authorized, 50,000,000 shares issued and outstanding (liquidation preference of $58,000,000 at December 31, 2009)	57,942,254	53,898,250
Series B1 redeemable preferred stock, $.001 par value, 60,000,000 shares authorized, none issued or outstanding at December 31, 2009 or 2008	—	—

Stockholders’ deficit:
Common stock, $.0001 par value, 172,839,076 shares authorized, 7,599,533 and 7,564,793 shares issued and outstanding at December 31, 2009 and 2008	760	756
Other comprehensive loss	(2,998)	(4)
Accumulated deficit	(99,878,682)	(109,758,165)

Total stockholders’ deficit	(99,880,920)	(109,757,413)

Total liabilities, redeemable preferred stock, and stockholders’ deficit	$49,844,112	$33,792,833

See accompanying notes.

Cardiokine, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31
	2009	2008
Revenue:
Milestone revenue	$20,000,000	$—
Collaboration revenue	7,317,073	7,317,073
Reimbursement of collaboration costs	44,668,043	36,565,862

Total revenue	71,985,116	43,882,935

Costs and expenses:
Research and development	52,010,356	56,673,169
General and administrative	3,331,878	2,460,127

Total operating expenses	55,342,234	59,133,296

Income (loss) from operations	16,642,882	(15,250,361)

Other income (expense):
Interest income	107,774	802,153
Interest expense	(318)	(4,249)

Total other income (expense)	107,456	797,904

Income (loss) before tax	16,750,338	(14,452,457)
Income tax expense	(322,285)	(4,459,985)

Net income (loss)	16,428,053	(18,912,442)
Deemed dividend and accretion to redemption value of preferred stock	(7,049,161)	(7,049,527)

Net income (loss) attributable to common stockholders	$9,378,892	$(25,961,969)

See accompanying notes.

Cardiokine, Inc. and Subsidiaries

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

	Series A Redeemable Convertible Preferred Stock		Series B Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in	Other Comprehensive Income	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Loss)	Deficit	Deficit

Balance at December 31, 2007	37,000,000	$36,850,175	50,000,000	$49,854,005	7,564,793	$756	$—	$1,601	$(84,138,019)	$(84,135,662)
Compensation expense – stock options	—	—	—	—	—	—	321,300	—	—	321,300
Tax benefit related to stock options	—	—	—	—	—	—	20,521	—	—	20,521
Accretion of Series A and Series B Preferred Stock and accrued dividends	—	3,005,282	—	4,044,245	—	—	(341,821)	—	(6,707,704)	(7,049,525)
Net loss	—	—	—	—	—	—	—	—	(18,912,442)	(18,912,442)
Other comprehensive income (loss):
Unrealized loss on available-for-sale securities	—	—	—	—	—	—	—	(1,605)	—	(1,605)

Total comprehensive loss										(18,914,047)

Balance at December 31, 2008	37,000,000	39,855,457	50,000,000	53,898,250	7,564,793	756	—	(4)	(109,758,165)	(109,757,413)
Compensation expense – stock options	—	—	—	—	—	—	362,014	—	—	362,014
Tax benefit related to stock options	—	—	—	—	—	—	124,684	—	—	124,684
Stock issued upon exercise of stock options	—	—	—	—	34,740	4	13,893	—	—	13,897
Accretion of Series A and Series B Preferred Stock and accrued dividends	—	3,005,157	—	4,044,004	—	—	(500,591)	—	(6,548,570)	(7,049,161)
Net income	—	—	—	—	—	—	—	—	16,428,053	16,428,053
Other comprehensive income (loss):
Unrealized loss on available-for-sale securities	—	—	—	—	—	—	—	(2,994)		(2,994)

Total comprehensive income										16,425,059

Balance at December 31, 2009	37,000,000	$42,860,614	50,000,000	$57,942,254	7,599,533	$760	$—	$(2,998)	$(99,878,682)	$(99,880,920)

See accompanying notes.

Cardiokine, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31
	2009	2008
Operating activities
Net income (loss)	$16,428,053	$(18,912,442)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	183,011	149,377
Stock-based compensation expense	362,014	321,300
Deferred income taxes	(835,855)	—
Changes in operating assets and liabilities:
Receivable from Partner	(5,946,505)	(2,565,788)
Prepaid expenses	(823,823)	325,243
Other assets	45,891	(45,891)
Accounts payable and accrued expenses	6,212,987	4,753,823
Other current liabilities	—	(34,637)
Other liabilities	275,668	(39,794)
Deferred revenue	(7,317,073)	(7,317,073)

Net cash provided by (used in) operating activities	8,584,368	(23,365,882)

Investing activities
Maturities of marketable securities	—	2,503,274
Purchase of short-term investments	(13,435,023)	(738,106)
Purchase of property and equipment	(136,491)	(187,238)

Net cash (used in) provided by investing activities	(13,571,514)	1,577,930

Financing activities
Excess tax benefit from stock option transactions	124,684	20,521
Proceeds from exercise of stock options	13,897	—
Repayments of notes payable	(45,957)	(153,289)
Release of restricted cash	—	50,000
Borrowings under notes payable	—	199,246

Net cash provided by financing activities	92,624	116,478

Net decrease in cash and cash equivalents	(4,894,522)	(21,671,474)
Cash and cash equivalents, beginning of year	25,490,520	47,161,994

Cash and cash equivalents, end of year	$20,595,998	$25,490,520

Supplemental disclosures of cash flow information
Cash paid for interest	$318	$4,249

Cash paid for income taxes	$1,000,954	$3,709,000

Accretion of preferred stock and accrued dividends	$7,049,161	$7,049,527

See accompanying notes.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2009

1. Organization and Nature of Operations

Organization

Cardiokine, Inc. (the Company) was incorporated in Delaware on May 13, 2003, and commenced operations in March 2004. The Company was formed to develop and market pharmaceuticals for the treatment and prevention of heart failure and related cardiovascular indications, initially based on intellectual property in-licensed from a third party. The Company has offices in Philadelphia, Pennsylvania.

On July 11, 2007, the Company formed a wholly-owned subsidiary, Cardiokine Biopharma, LLC (Cardiokine Biopharma), as a Delaware limited liability company. Cardiokine Biopharma began operations concurrent with the closing of the Collaboration and License Agreement (the Collaboration Agreement) between the Company and Biogen Idec MA, Inc. (Partner) on August 1, 2007. Cardiokine Biopharma, located in Philadelphia, Pennsylvania, operates with the purpose of developing lixivaptan and performing its obligations under the Collaboration Agreement.

The Company formed a wholly owned subsidiary in Ireland on June 23, 2006. There has been no significant activity in this subsidiary since its inception.

Nature of Operations

Under the terms of the Collaboration Agreement, the Company assigned, delegated and transferred, and Cardiokine Biopharma accepted and assumed, all of the Company’s right, title and interest in and to various assets and liabilities associated with the Company’s lixivaptan business. Cardiokine Biopharma, located in the same offices in Philadelphia, Pennsylvania, operates with the purpose of developing lixivaptan and performing under the obligations of the Collaboration Agreement. Most of the development costs of lixivaptan are shared between the Company and the Partner through reimbursement to Cardiokine Biopharma for the costs incurred. Additionally, the Company provides back office and administrative services as well as personnel, on a contract basis, to Cardiokine Biopharma.

Reclassifications

Certain amounts from prior periods have been reclassified to conform to the current period’s presentation.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany account balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2009, the Company had substantially all of its operating cash in U.S. government agency funds and bank deposit accounts.

Short-Term Investments

The Company classifies investments as available-for-sale or held-to-maturity at the time of purchase and reevaluates such designation as of each balance sheet date in accordance with Financial Accounting Standards Board (FASB) accounting guidance for investments. Securities are classified as held-to-maturity when the Company has the positive intent and the ability to hold the securities until maturity. Held-to-maturity investments are recorded at amortized cost, adjusted for the accretion of discounts or premiums. Discounts or premiums are accreted into interest income over the life of the related investment using the straight-line method, which approximates the effective-yield method. Dividend and interest income are recognized when earned. Investments not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value with the unrealized gains or losses, included as a separate component of stockholders’ deficit.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Restricted Cash

Restricted cash was $50,000 at December 31, 2007, attributable to a certificate of deposit pledged as collateral to the issuer of a letter of credit. The certificate of deposit matured in 2008 and the Company is no longer required to maintain the letter of credit.

Fair Value of Financial Instruments

The carrying values of financial instruments, including cash and cash equivalents, short-term investments, receivable from Partner, accounts payable, accrued expenses and related party receivables approximates their fair value due to the short-term nature of those instruments.

Accrued Expenses

Accrued expenses represent costs for materials and services, including clinical trials management and contract research, which have been provided to the Company but have not yet been invoiced.

Property and Equipment

Property and equipment include computers, office equipment, leasehold improvements, and purchased software. Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets, generally two to five years, using the straight-line method. Leasehold improvements are amortized over the estimated useful lives of the assets or related lease terms, whichever is shorter.

Impairment of Long-Lived Assets

In accordance with FASB accounting guidance, long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, then an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of December 31, 2009 and 2008, management believes that no modification of the remaining useful lives or write-down of long-lived assets is required.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

License fees received under the Collaboration Agreement are deferred and recognized ratably over the period to the earliest patent expiration date. Milestone revenue is recognized when the milestone is achieved.

Revenues derived from reimbursements of costs associated with the Collaboration Agreement are recorded in accordance with FASB accounting guidance for reporting revenue gross versus net. In transactions where the Company acts as a principal, has discretion to choose suppliers, bears credit risk and performs part of the services required in the transaction, the Company believes it has met the criteria to record revenue for the gross amount of the reimbursements. The Company recognizes revenue for collaboration costs which will be reimbursed by the Partner as those costs are incurred.

Research and Development Costs

Costs to develop the Company’s products are expensed as incurred. Assets acquired that are used for research and development and have no future alternative use are expensed as research and development. During 2008, the Company paid $15,000,000 for in-process research and development expense.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentration of credit risks consist primarily of cash and cash equivalents, marketable securities, and receivable from Partner. The Company maintains its cash and cash equivalents in bank accounts which, at times, exceed federally insured limits and investment accounts which are not insured. The Company has not experienced any losses in such accounts.

Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not to be realized.

In June 2006, the FASB issued guidance related to accounting for uncertainty in income taxes. This authoritative interpretation clarified and standardized the manner by which companies are required to account for uncertain income tax positions. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not to be sustained upon examination based on the technical merits of the position. The amount of the accrual for which an exposure exists is measured as the largest amount of benefit determined on a cumulative probability basis that the Company believes is more likely than not to be realized upon ultimate settlement of the position. This interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The Company adopted this guidance effective January 1, 2009. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

Comprehensive Income

In accordance with FASB accounting guidance, components of other comprehensive income, including unrealized gains and losses on available-for-sale securities, are included as part of total comprehensive income. To date, the Company’s other comprehensive income has consisted of unrealized gains and losses on available-for-sale securities.

Stock-Based Compensation

The fair value of the Company’s common stock, underlying stock options granted since inception, was determined by the board of directors. In the absence of a public trading market of the Company’s common stock, the Company was required to estimate the fair value of the Company’s common stock at each option grant date. The Company’s board considers numerous objective and subjective factors to determine common stock fair market value at each option grant date, including but not limited to the following factors:

•	Arm’s length private transactions involving the Company’s preferred stock all with superior rights and preferences to the Company’s common stock;

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

•	Financial and operating performance;

•	Market conditions;

•	Developmental milestones achieved; and

•	Business risks

The Company measures and recognizes compensation expense for all employee stock-based payments at fair value, net of estimated forfeitures, over the vesting period of the underlying share-based awards. In addition, the Company accounts for stock-based compensation to nonemployees in accordance with the FASB accounting guidance for equity instruments that are issued to other than employees.

Determining the appropriate fair value of share-based payment awards requires the input of subjective assumptions, including the expected life of the share-based payment awards and stock price volatility. The Company uses the Black-Scholes option-pricing model to value its stock option awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, share-based compensation expense could be materially different in the future. Since the Company is not public and it does not have sufficient historical volatility for the expected term of its options, it uses comparable public companies as a basis for its expected volatility to calculate the fair value of option grants.

The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts will be recorded as an adjustment in the period in which estimates are revised. The Company considers many factors when estimating expected forfeitures, including types of awards and historical experience.

Shares issued as a result of exercise of stock options are taken from those authorized but not yet issued.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements

In May 2009, the FASB issued new guidance on subsequent events. The standard provides guidance on management’s assessment of subsequent events and incorporates this guidance into accounting literature. The standard is effective prospectively for interim and annual periods ending after June 15, 2009, and the Company adopted this guidance commencing with the issuance of the December 31, 2009 financial statements. The implementation of this standard did not have a material impact on the Company’s financial position and results of operations. In accordance with this guidance, management has evaluated subsequent events through the date and time the financial statements were available to be issued on February 5, 2010.

In June 2009, FASB Accounting Standards Codification (Codification) was issued, effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Codification supersedes literature of the FASB, Emerging Issues Task Force and other sources. The Codification did not change U.S. generally accepted accounting principles. The implementation of this standard did not have an impact on the Company’s financial position and results of operations.

In October 2009, the FASB issued amendments to the accounting and disclosure for revenue recognition. These amendments, effective for fiscal years beginning on or after June 15, 2010 (early adoption is permitted), modify the criteria for recognizing revenue in multiple-element arrangements and the scope of what constitutes a non-software deliverable. The impact of the adoption of these amendments will depend on the nature of the arrangements that the Company enters into subsequent to the date the Company adopts the amendments.

3. Collaboration Agreement

On August 1, 2007, the Company executed the Collaboration Agreement whereby the Company and the Partner agreed to collaborate in the development and commercialization of its compound known as lixivaptan which is currently in the clinical stage of development. As required under the Collaboration Agreement, the Company assigned, delegated and transferred, and Cardiokine Biopharma accepted and assumed, all of the Company’s right, title and interest in and to various assets and liabilities associated with the Company’s lixivaptan business. Pursuant to the terms of the Collaboration Agreement, Partner paid to the Company a nonrefundable license fee of $50 million. In August 2009, Partner paid to the Company a nonrefundable milestone of $20 million.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Collaboration Agreement (continued)

Under the terms of the Collaboration Agreement, the Partner is responsible for the global commercialization of lixivaptan and Cardiokine Biopharma has an option for limited co-promotion in the United States. The Collaboration Agreement also provides for potential future payments to Cardiokine Biopharma upon the achievement of certain clinical and regulatory milestones, as well as royalties on commercial sales of lixivaptan if and when it is approved for commercial sale.

In connection with activities under the Collaboration Agreement, the Company receives reimbursements on a quarterly basis for development costs incurred by the Company so that the Company bears the requisite percentage of development costs specified in the Collaboration Agreement. Total reimbursements from the Partner in 2009 and 2008 were approximately $44.7 million and $36.6 million, respectively; and development costs of $1,617,127 and $675,000 in 2009 and 2008, respectively, were charged to the Company by the Partner.

4. Short-Term Investments and Financial Instruments

Short-term investments consisted of U.S. Treasury Bills and short-term certificates of deposit that individually are less than $250,000 each and are insured by the Federal Deposit Insurance Corporation. The Company has the ability and intent to hold these investments until maturity and therefore has classified the investments as held-to-maturity. Due to the designation of these investments as available-for-sale, unrealized gains and losses have been included as a component of other comprehensive income in the accompanying consolidated financial statements. Income generated from short-term investments is recorded as interest income. As of December 31, 2009, the investments are classified as short term as the dates to maturity of such instruments are less than one year.

Fair value measurements are required to be classified and disclosed in one of the following three categories:

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

•	Level 2 – Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability;

•	Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity).

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4. Short-Term Investments and Financial Instruments (continued)

The following fair value hierarchy table presents information about each major category of our financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

	Fair Value Measurement at Reporting Date Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance as of December 31, 2009

Cash and cash equivalents	$19,951,979	$644,019	$—	$20,595,998
Short-term investments	12,991,068	1,179,067	—	14,170,135

Total	$32,943,047	$1,823,086	$—	$34,766,133

5. Property and Equipment

Property and equipment consist of the following:

	Estimated	December 31
	Useful Lives	2009	2008

Furniture	5 years	$44,302	$39,921
Office equipment	2 years	166,263	118,448
Computer equipment	2 years	148,740	98,056
Leasehold improvements	3 years	140,412	128,352
Software	3 years	141,923	120,372

		641,640	505,149
Less accumulated depreciation and amortization		(448,715)	(265,704)

		$192,925	$239,445

Depreciation and amortization expense was $183,011 and $149,377, for the years ended December 31, 2009 and 2008, respectively.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Notes Payable

The Company financed certain insurance premiums over a term of one year at an interest rate of approximately 5%. At December 31, 2008, the notes payable were $45,957 and interest paid was $4,249. The notes were paid in full in February 2009.

7. Income Taxes

Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect for the year in which the differences are expected to affect taxable income.

The following table sets forth the components of the income tax provision:

	Year Ended December 31
	2009	2008
Current:
Federal	$495,302	$689,295
State	662,838	3,770,690

Deferred:
Federal	(835,855)	—
State	—	—

Total income tax provision	$322,285	$4,459,985

The following table sets forth a reconciliation of the income tax provision at the federal statutory rate to the recorded income tax provision:

	Year Ended December 31
	2009	2008

Income taxes at U.S. statutory rate	35%	(35)%
State and local income tax, net of federal benefit	11	(11)
Permanent differences	(3)	1
Research and development tax credits	(1)	—
Change in valuation allowance	(40)	76

Total income tax provision	2%	31%

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)

The following table sets forth the components of deferred income taxes:

	December 31
	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$1,700,000	$1,895,000
Deferred revenue	14,764,000	18,107,000
Research and development expense	4,895,000	5,874,000
Research tax credits	21,000	1,180,000
AMT credit	—	541,000
Stock compensation expense	71,000	49,000
Intangible assets	106,000	118,000
Accruals	86,000	19,000
Other	15,000	1,000

Total deferred tax assets	21,658,000	27,784,000
Less valuation allowance	(20,822,000)	(27,784,000)

Total net deferred tax asset	$836,000	$—

At December 31, 2009, the Company has net operating loss carryforwards for state income tax purposes of approximately $26.5 million, which begin to expire in 2025. The Company has research and development tax credit carryforwards at December 31, 2009 of approximately $0.02 million for state income tax purposes, which begin to expire in 2024.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The Company has performed an analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code occurred. The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change. It was determined that a change in ownership occurred on March 16, 2004. However, the annual limitation imposed under Section 382 was greater than the pre-ownership change net operating loss carryforward, resulting in no effect to the Company’s deferred tax assets.

At December 31, 2009, a valuation allowance of $20.8 million was recorded to partially offset the net deferred tax asset. The change in the valuation allowance for the year ended December 31, 2009 was approximately $7.0 million.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)

As of December 31, 2009, the total gross amount of reserves for income taxes, reported in the accompanying consolidated balance sheet, was $288,000. Any prospective adjustments to reserves for income taxes will be recorded as an increase or decrease to the provision for income taxes and would impact the Company’s effective tax rate. In addition, the Company accrues interest related to reserves, and any associated penalties, for income taxes in the provision for income taxes. The gross amount of interest and penalties accrued is $4,000 as of December 31, 2009, all of which was recognized in 2009.

8. Redeemable Convertible Preferred Stock

The authorized, issued, and outstanding shares of the Company’s convertible preferred stock are as follows:

	December 31, 2009
	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference Per Share	Aggregate Liquidation Preference

Series A Preferred Stock	37,000,000	37,000,000	$1.00	$42,920,000
Series B Preferred Stock	60,000,000	50,000,000	$1.00	58,000,000
Series B1 Preferred Stock	60,000,000	—		—

	157,000,000	87,000,000		$100,920,000

The aggregate liquidation preference amount would not be affected by changes to the fair value of the preferred stock.

Series A Redeemable Convertible Preferred Stock

During 2005, the Company issued 26,428,571 shares of Series A redeemable convertible preferred stock (Series A) in accordance with the second and third closings of the Series A Preferred Stock Purchase Agreement for $26,416,447, net of issuance costs of $12,124. During 2004, the Company issued 10,571,429 shares of Series A for $10,207,216, net of issuance costs of $364,213. The carrying value of Series A is being accreted to its redemption value on a straight-line basis to its earliest redemption date.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Redeemable Convertible Preferred Stock (continued)

Series B Redeemable Convertible Preferred Stock

The Company received an aggregate of $50,000,000 in exchange for the issuance of 50,000,000 shares of Series B redeemable convertible preferred stock (Series B) on April 26, 2006. The Series B preferred stock was recorded net of issuance costs of $220,017, and the carrying value is being accreted to its redemption value on a straight-line basis to its earliest redemption date.

Series B1 Redeemable Preferred Stock

Concurrent with the issuance of Series B, the Company authorized 60,000,000 shares of Series B1 Preferred Stock. No shares of this class have been issued.

Preferred Stock Voting

Preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is convertible, subject to certain protective provisions and other class voting rights.

Preferred Stock Dividends

The holders of Series A and Series B preferred stock are entitled to receive cumulative dividends at the rate of 8% of the applicable purchase price per share per annum in preference to any dividends declared on the common stock. Dividends accrue quarterly regardless of whether the Board has declared a dividend or whether there are any profits, but are payable only when declared by the Board or upon an initial public offering, a liquidity event, redemption, or conversion. On December 31, 2007, the Board declared a dividend of $50 million. Dividends of $21,821,309 and $25,359,880, including cumulative dividends of $8,034,286 and $6,728,768, were paid to the Series A and Series B stockholders, respectively. At December 31, 2009, dividends totaling $5,920,000 and $8,000,000 have been accrued for Series A and Series B preferred stock, respectively.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Redeemable Convertible Preferred Stock (continued)

Redemption Rights

At any time on or after April 26, 2011, the holders of a “Special Majority,” voting as a class, may require the Company to redeem all the outstanding shares of preferred stock for an amount equal to the original purchase price per share plus accrued but unpaid dividends. Special Majority is defined as a majority of all the preferred stockholders voting together as a single class, which majority includes at least one of the two larger Series A preferred stockholders and at least one of the two larger Series B preferred stockholders.

Liquidation Preference

In the event of a liquidity event (liquidation, winding up, or a sale, merger, or reorganization in which the shareholders of the Company do not remain in voting control of the successor entity), the holders of Series B preferred stock are entitled to receive, in preference to the Series A preferred stock or the common stock, an amount equal to the original purchase price per share plus any accrued but unpaid dividends thereon. After payment of the Series B preferred stock liquidation preference, the holders of Series A preferred stock are entitled to receive, in preference to the common stock, an amount equal to the original purchase price per share plus any accrued but unpaid dividends thereon. After payment of these preferential amounts, the Series A and Series B preferred stock shall participate on an as-converted basis with other holders of common stock.

Conversion

Each holder of preferred stock is entitled at any time to convert their preferred stock into common stock for that number of shares of common stock which is determined by dividing the original purchase price per share plus any accrued but unpaid dividends by the conversion price then in effect, which is currently equal to the original purchase price. If the Company issues additional stock at a price less than what was paid by the Series B stockholders, certain antidilution rights go into effect. Additionally, the preferred stock will convert automatically: (i) immediately prior to the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of common stock, which results in aggregate net proceeds to the Company of at least $40,000,000 and a per share price of at least $3.00 (appropriately adjusted for any stock dividend, stock split, or recapitalization); or (ii) the date specified by written consent or agreement of a Special Majority of the preferred stockholders.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9. Common Stock and Stockholders’ Deficit

Common Stock

The Company is authorized to issue 172,839,076 shares of common stock. The Company is required, at all times, to reserve and keep available out of its authorized but unissued shares of common stock sufficient shares to effect the conversion of the shares of the preferred stock and the exercise of stock options.

Dividend

On December 31, 2007, the Board declared and the Company paid a dividend of $50 million. After payment of the cumulative and participating preferred stock dividends, holders of common stock received a dividend of $2,818,811.

Stock Option Plan

In March 2004, the Company’s Board of Directors and stockholders approved the Company’s 2004 Stock Incentive Plan (the 2004 Plan). The 2004 Plan provides for the granting of options to purchase shares of the Company’s common stock, and the direct issuance of common stock, to key employees, advisors, and consultants at a price not less than the fair market value at the date of grant tied to the value of such common stock.

The 2004 Plan is intended to encourage ownership of stock by employees and consultants of the Company and to provide additional incentives for them to promote the success of the Company’s business and is administered by the Board of Directors or a committee consisting of members of the Board. The maximum number of shares of common stock reserved for issuance under the 2004 Plan is 10,308,250. The maximum term of the options granted is 10 years.

Options granted pursuant to the 2004 Plan generally vest 25% after the first year, and the remaining 75% vest monthly over the next three years, or, for nonemployees, monthly over the term of the related agreement. Shares of common stock may be issued under the 2004 Plan either as fully vested shares or in accordance with a vesting schedule as specified by the Board.

In December 2009, the Company granted 1,028,835 performance-based stock options to employees. These performance options have exercise prices equal to the fair value of the Company’s stock at the grant date. Vesting of the performance options is dependent upon certain performance conditions, including certain strategic transactions as defined in the option

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9. Common Stock and Stockholders’ Deficit (continued)

agreement. Stock-based compensation expense for these options will be recorded when management estimates that the vesting of these options is probable. Any change in these estimates will result in a cumulative adjustment in the period in which the estimate is changed, so that as of the end of a period, the cumulative compensation expense recognized for an award or grant equals the amount that would be recognized on a straight-line basis as if the current estimate had been utilized since the beginning of the service period.

Under FASB accounting guidance for stock compensation, the Company recorded stock-based compensation expense of $362,014 ($101,909 recorded in research and development expenses and $260,105 recorded in general and administrative expenses) for the year ended December 31, 2009.

The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The fair value of stock option awards is amortized on a straight-line basis over the requisite service period of the awards, which is generally the vesting period. Expected volatility is based on reported data for selected reasonably similar (or guideline) publicly traded companies for which historical information was available. The Company continues to use the guideline peer group volatility information until historical volatility of the Company is relevant to measure expected volatility for future option grants. The Company has assumed a forfeiture rate of 25% based on historical experience, and will record additional expense if the actual forfeiture rate is lower than estimated or a recovery of prior expense if the actual forfeiture rate is higher than estimated.

The assumed dividend yield is based on the Company’s expectation of not paying dividends in the foreseeable future. The risk-free interest rate is determined by reference to implied yields available from the three-year and five-year U.S. Treasury securities with a remaining term equal to the expected life assumed at the date of grant. The assumptions used in the Black-Scholes option-pricing model are:

	2009	2008

Risk-free interest rate	1.8%	3.06%
Dividend yield	0.0%	0.0%
Expected life	4.0 years	5.1 years
Volatility	154.1%	121.9%

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9. Common Stock and Stockholders’ Deficit (continued)

The following table summarizes stock option activity for the Company:

		Options Outstanding
	Shares Available for Grant	Number of Shares	Option Price Per Share Range	Weighted- Average Exercise Price

Balance at December 31, 2007	2,991,834	2,443,373	$0.13 – $ 0.45	$0.32
Shares authorized	1,000,000	—
Options granted	(3,065,000)	3,065,000	$ 0.45	$0.45
Options exercised	—	—
Options forfeited	788,135	(788,135)	$0.13 – $ 0.45	$0.28

Balance at December 31, 2008	1,714,969	4,720,238
Shares authorized	1,808,250	—
Options granted	(4,990,000)	4,990,000	$ 0.45	$0.45
Options exercised	—	(34,740)	$ 0.40	$0.40
Options forfeited	1,757,812	(1,757,812)	$0.15 – $ 0.45	$0.42

Balance at December 31, 2009	291,031	7,917,686

The following table summarizes information about vested stock options outstanding at December 31, 2009:

Vested stock options	2,550,061
Weighted-average exercise price	$0.40

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9. Common Stock and Stockholders’ Deficit (continued)

The following table summarizes information about stock options outstanding at December 31, 2009:

Exercise Price	Options Outstanding	Options Vested	Weighted- Average Remaining Contractual Life

$0.125	47,916	47,916	4.3 years
$0.150	42,708	42,708	4.7 years
$0.300	315,105	315,105	5.3 years
$0.350	242,708	242,708	5.7 years
$0.400	603,625	518,500	6.4 years
$0.450	6,665,625	1,383,125	9.4 years

Unvested stock options at December 31, 2009 were 5,367,625.

The weighted-average fair value of options granted during 2009 and 2008 was approximately $0.39 per share and $0.37 per share, respectively. The weighted-average fair value of options forfeited during 2009 and 2008 was $0.33 per share and $0.19 per share, respectively. The total fair value of shares vested during the years ended December 31, 2009 and 2008 was $553,165 and $105,040, respectively.

The fair value of unvested options was approximately $2,102,000 and $1,199,000 at December 31, 2009 and 2008, respectively. The total remaining unrecognized compensation costs related to unvested stock options was approximately $1,250,000 as of December 31, 2009, and will be amortized over the weighted-average remaining service period of 3 years.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

10. Commitments and Contingencies

License Arrangement

The Company entered into an exclusive license agreement on March 15, 2004, with Wyeth, acting through its Wyeth Pharmaceuticals Division, for the rights to research, develop, manufacture, and commercialize the compound known as lixivaptan. On February 6, 2008, the Company, through its wholly owned subsidiary Cardiokine Biopharma, entered into an amendment of its license agreement with Wyeth to buy out the royalty and milestone payments due in exchange for a $15 million nonrefundable payment, plus two future payments that are contingent upon the achievement of two milestone events. The first payment of $15 million was made in February 2008 and was included in research and development expense.

In the event the Company also pays both contingent payments to Wyeth, then the license granted to the Company by Wyeth shall be perpetual, irrevocable, nonterminable and fully paid-up, and no future milestone or royalty payments will be required.

11. Related Party Transactions

The Company has incurred fees to a founder, stockholder, and former director of approximately $140,000 for the year ended December 31, 2009 and $99,000 for the year ended December 31, 2008, under the provisions of a consulting agreement. At December 31, 2009, accounts payable includes approximately $49,500 for amounts due as a result of terminating the consulting agreement during 2009.

12. Leases

The Company entered into an operating lease in March 2005, and an amendment in October 2009 for the extension of the original space and for additional space for its corporate facilities in Philadelphia, Pennsylvania. The amended lease expires in 2011. Future minimum lease commitments are as follows:

2010	$272,000
2011	161,000

$433,000

Rent expense was $191,281 and $165,976 for the years ended December 31, 2009 and 2008, respectively.

Cardiokine, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12. Leases (continued)

During 2005, the Company was reimbursed approximately $72,000 by its landlord for tenant improvements comprising both leasehold improvements and certain allowable furniture. Under the lease, all tenant improvements become part of the leased premises. As such, tenant improvements (including the furniture reimbursed by the landlord) must be surrendered by the Company with the leased premises upon the expiration or early termination of the lease unless the landlord elects to have the Company remove the tenant improvements.

13. Benefit Plan

In October 2004, the Company established a 401(k) plan (the Plan) covering all eligible employees. As of December 31, 2009, the Company has elected not to match any of the employees’ contributions to the Plan.